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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                                 ____________

                                   FORM 8-A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                           MORGAN STANLEY GROUP INC.
            (Exact Name of Registrant as Specified in its Charter)


             DELAWARE                                        13-2838811
(State of Incorporation or Organization)                   (IRS Employer
                                                         Identification No.)

           1585 BROADWAY
        NEW YORK, NEW YORK                                    10036
(Address of Principal Executive Offices)                 (Zip Code)

           If this Form relates to     If this Form relates to the
           the registration of a       registration of a class of debt
           class of debt securities    securities and is to become
           and is effective upon       effective simultaneously with
           filing pursuant to          the effectiveness of a
           General Instruction         concurrent registration
           A(c)(l) please check the    statement under the Securities
           following box.  [ ]         Act of 1933 pursuant to General
                                       Instruction A(c)(2) please check
                                       the following box.  [ ]


       Securities to be registered pursuant to Section 12(b) of the Act:

                                     None
                               (Title of class)

       Securities to be registered pursuant to Section 12(g) of the Act:


   Title of each class                   Name of each exchange on which
   to be so registered                   each class is to be registered
   -------------------                   ------------------------------

   Nasdaq 100 Index Put                  Nasdaq National Market
   Warrants Expiring
   October __, 1997

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Item 1.   Description of the Registrant's Securities to be Registered.
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            The title of the class of securities to be registered hereunder is: "Nasdaq 100 Index Put Warrants Expiring October __, 1997" (individually, a "Warrant", and in the aggregate, the "Warrants"). A description of the Warrants is set forth under the caption "Description of the Warrants" in the prospectus included within the Registration Statement of the Company on Form S-3 (registration no. 33-51413) (the "Registration Statement"), as supplemented by the information under the caption "Description of the Warrants" in the registrant's preliminary prospectus supplement filed on October 11, 1995 pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended (the "Act"), which description is incorporated herein by reference. The description of the Warrants contained in the final prospectus supplement to be filed pursuant to Rule 424(b)(2) under the Act, which will contain the final terms and provisions of the Warrants, is hereby deemed to be incorporated by reference into this Registration Statement and to be a part hereof.

Item 2.   Exhibits.
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            The following documents are filed as exhibits hereto:

            4.1 Form of Warrant Agreement among the Company, Chemical Bank, as Warrant Agent, and Morgan Stanley & Co. Incorporated, as Determination Agent, dated as of October __, 1995.


                                   SIGNATURE

               Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                       MORGAN STANLEY GROUP INC.
                                       (Registrant)


Date:  October 13, 1995
                                       /s/ Patricia A. Kurtz
                                 By: -----------------------------
                                       Name: Patricia A. Kurtz
                                       Title: Assistant Secretary



                               INDEX TO EXHIBITS


Exhibit No.                                                Page No.
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 4.1           Form of Warrant Agreement among Morgan
               Stanley Group Inc., Chemical Bank, as
               Warrant Agent, and Morgan Stanley & Co.
               Incorporated, as Determination Agent,
               dated as of October __, 1995.